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                                                                      EXHIBIT 21

                 SUBSIDIARIES OF SHEFFIELD PHARMACEUTICALS, INC.

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                        Name                                        Jurisdiction of Incorporation
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
1.  Ion Pharmaceuticals, Inc. (100% owned subsidiary)                        Delaware

2.  CP Pharmaceuticals, Inc. (100% owned subsidiary)                         Delaware

3.  Systemic Pulmonary Delivery, Ltd. (100% owned subsidiary)                Bermuda

4.  Respiratory Steroid Delivery, Ltd. (80.1% owned subsidiary)              Bermuda
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